UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14(a)-6(e) (2))

☒           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material under Section 240.14a-12

The Eastern Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-

11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No. :

(3)           Filing Party:

(4)           Date Filed:

THE EASTERN COMPANY
112 Bridge Street
P.O. Box 460
Naugatuck, CT 06770-0460
______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 25, 2012
______________

The Annual Meeting of shareholders of The Eastern Company (“Eastern” or the “Company”) will be held on April 25, 2012 at 11:00 a.m., local time, at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460, for the following purposes:

1.	To elect two directors.
2.
To ratify the Audit Committee’s recommendation and the Board of Directors’ appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 2012.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed February 22, 2012 as the record date for the determination of common shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card promptly in the postpaid return envelope that is provided or call the toll free number provided on the enclosed proxy card. If you attend the meeting and desire to vote in person, your proxy will not be used.

All shareholders are cordially invited to attend the meeting, and management looks forward to seeing you there.

By order of the Board of Directors,

Theresa P. Dews
 Secretary

March 16, 2012

PROXY STATEMENT

of

THE EASTERN COMPANY

for the Annual Meeting of Shareholders
To Be Held on April 25, 2012

The Board of Directors of The Eastern Company (“Eastern” or the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2012 Annual Meeting of Shareholders and at any adjournment thereof. This proxy statement is first being furnished to shareholders on or about March 16, 2012.

GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

The Board of Directors of Eastern has fixed the close of business on February 22, 2012 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 6,213,878 outstanding shares of Eastern common stock, no par value (“Common Shares”), with each Common Share entitled to one vote.

The presence, in person or by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Shares represented by Eastern’s proxy card will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board of Directors contained in this Proxy Statement and on the form of proxy. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) FOR the proposal to elect Messrs. Robinson and Tuttle to the Board of Directors; and (2) FOR the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.

A shareholder may revoke the appointment of a proxy by making a later appointment or by giving notice of revocation to The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, CT  06770-0460. Attendance at the Annual Meeting does not in itself revoke the appointment of a proxy; however, it may be revoked by giving notice in open meeting. A revocation made during the Annual Meeting after the polls have been closed will not affect the previously taken vote.

The Common Stock of the Company is registered on NASDAQ. Prior to December 15, 2011, the Company stock was registered on the NYSE Amex.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. This solicitation by mail to the Company’s shareholders (including this proxy statement and the enclosed proxy) began on approximately March 16, 2012. In addition to this solicitation by mail, officers and regular employees of the Company and its subsidiaries may make solicitation by mail, telephone or personal interviews, and arrangements may be made with companies, brokerage firms, and others to forward proxy material to their principals. The Company will defray the expenses of such additional solicitations (the cost of which is not known at this time).

The proxy statement is also available on the Company’s website at www.easterncompany.com.

Voting at the Annual Meeting

A plurality of the votes duly cast is required for the election of directors. Each of the other matters to be acted upon at the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

Under Connecticut law, an abstaining vote or a broker “non-vote” is considered to be present for purposes of determining a quorum but is not deemed to be a vote cast. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors or the other matters to be acted on at the Annual Meeting, each of which requires the approval of a plurality or majority of the votes cast, and therefore do not have the effect of votes of opposition in such tabulations.

The Board of Directors recommends voting:

FOR the election of Messrs. Robinson and Tuttle as directors.

FOR the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm.

Item No. 1

ELECTION OF DIRECTORS

At the meeting, two directors will be elected to serve for a three-year term which expires in 2015 or until their successors are elected and qualified. Mr. David C. Robinson and Mr. Donald S. Tuttle III, current directors whose term expires in 2012, are the nominees for election at the meeting.

Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your shares FOR the Company’s nominees named below. If the nominees are unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that the Company’s nominees will be unavailable for election at the Annual Meeting. Approval of this resolution requires the affirmative vote of a plurality of the votes duly cast by the shares represented at the meeting which are entitled to vote on the matter.

The Board of Directors recommends a vote FOR the election of Mr. Robinson and Mr. Tuttle as directors.

Each director has furnished the biographical information set forth below with respect to his present principal occupation, business and other affiliations, and beneficial ownership of equity securities of the Company. Unless otherwise indicated, each director has been employed in the principal occupation or employment listed for at least the past five years.

Company Nominees for Election at the 2012 Annual Meeting
For a three-year term expiring in 2015

David C. Robinson, age 69, has been a business consultant since August of 2006. He previously was employed as a Managing Director with the Sinclair-Robinson Group, an insurance agency, in Wallingford, Connecticut for the period from August 2004 through November 2005. Prior to that, he was President of The Robinson Company, a general insurance agency located in Waterbury, Connecticut. Mr. Robinson has been a Director of the Company since 1990 and currently serves on the Audit, Compensation and Executive Committees.

Mr. Robinson has extensive knowledge in the areas of pensions and other employee benefits. His background as an actuary and head of his own insurance agency, prior to its sale, provides the Company with many years of experience in the areas of employee benefits and risk management.

Donald S. Tuttle III, age 63, has been a business and investment consultant since May of 2008.  He previously was employed by UBS Financial Services, Inc. in Middlebury, Connecticut as Vice President of Investments. Mr. Tuttle has been a Director of the Company since 1988 and serves on the Audit, Compensation and Executive Committees.

Mr. Tuttle is a descendent of Eben Tuttle, an original founder of the Company in 1858. Mr. Tuttle has a long relationship with the Company, its history and products. His previous career as a UBS financial advisor provides the Company with advice, if needed, with respect to the Company’s needs in the marketplace for public companies.

Continuing Directors (Terms to Expire in 2014)

John W. Everets, age 65, has been Chairman and CEO of SBM Financial in Portland, Maine since June 2010. He previously was Chairman of Yorkshire Capital in Boston, Massachusetts from January 2006 through May 2010 and he was President and CEO of G.E.  H.P.S.C. in Boston, Massachusetts from January 2004 through December 2005. Mr. Everets has been a Director of the Company since 1993 and serves on the Audit and Compensation Committees. Mr. Everets has also served on the Boards of M.F.I. Inc and Financial Security Assurance (FSA).

Mr. Everets’ years of experience as Chairman of H.S.B.C., an asset lending company now part of General Electric, has qualified him as our independent financial expert. With that background, he serves as Chairman of the Company’s Audit Committee.

Leonard F. Leganza, age 81, has been President and Chief Executive Officer of the Company since April 1997 and was appointed Chairman in December of 2006.  Mr. Leganza also serves on the Board of Directors of the Republican-American newspaper.

Mr. Leganza has served as a Director of the Company for more than 30 years, from 1980 through the present. He is a Certified Public Accountant who practiced with the firm Ernst & Ernst (now Ernst & Young) for several years. He also served as a Director, Executive Vice President and Chief Financial Officer of Scovill, Inc., a NYSE company, for twenty years.  In addition to his operations and financial experience, his several years of directorships in public and private companies and non-profit institutions have provided him with extensive knowledge of governance issues. He brings his broad wealth of experiences to the leadership of the Company.  Mr. Leganza serves on the Executive Committee.

Continuing Director (Term to Expire in 2013)

Charles W. Henry, age 62, is an attorney and partner with the law firm Henry & Federer, LLP located in Woodbury, Connecticut. Mr. Henry has been a Director of the Company since 1989 and serves on the Audit, Compensation and Executive Committees.

Mr. Henry’s independent legal expertise is valuable to the Company if and when matters of law or regulation arise in the normal course of the Company’s businesses.  His firm does not provide any services to the Company.

Name	Common Stock Beneficially Owned as of February 22, 2012	Percentage Of Class
John W. Everets	57,387	0.9%
Charles W. Henry	61,696	1.0%
Leonard F. Leganza	127,110	2.0%
David C. Robinson	86,279	1.4%
Donald S. Tuttle III	81,632	1.3%

Item No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Fiondella, Milone & LaSaracina LLP acts as our principal independent registered public accounting firm. The services of Fiondella, Milone & LaSaracina LLP for the fiscal year ended December 31, 2011 included an audit of the consolidated financial statements of the Company; assistance in connection with filing the Form 10-K annual report with the Securities and Exchange Commission; assistance on financial accounting and reporting matters; preparation of state and federal tax returns; audit of employee benefit plans; and meetings with the Audit Committee of the Board of Directors.

All audit services provided by Fiondella, Milone & LaSaracina LLP for 2011, which were similar to the audit service provided in prior years, were approved by the Audit Committee in advance of the work being performed.

The Audit Committee has recommended, and the Board of Directors has approved, continuing the services of Fiondella, Milone & LaSaracina LLP for the current fiscal year. Accordingly, the Board of Directors will recommend at the meeting that the shareholders approve the appointment of Fiondella, Milone & LaSaracina LLP to audit the consolidated financial statements of the Company for the current year.

The proposal to appoint Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm will be approved if, at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

Representatives of Fiondella, Milone & LaSaracina LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, as well as respond to questioning.

Audit Fees:  Fiondella, Milone & LaSaracina LLP audit fees were $360,262 in 2011 and $315,000 in 2010. Audit fees include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q for the quarters ended April 2, 2011, July 2, 2011 and October 1, 2011.

Audit-Related Fees: Fiondella, Milone & LaSaracina LLP fees for audit related services were $47,546 in 2011 and $50,111 in 2010.  Audit related services primarily include audits of the employee benefit plans of the Company.

Tax Fees:  Fiondella, Milone & LaSaracina LLP tax fees paid in 2011 for preparation of the 2010 federal and state income tax returns were $21,744 and in 2010 fees paid for preparation of the 2009 federal and state income tax returns were $20,639.

All Other Fees:  Fiondella, Milone & LaSaracina LLP provided non-audit services in 2011 of $1,500 and did not provide any non-audit services in 2010.

The Board of Directors recommends a vote FOR the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that all audit committee members are financially literate and are independent under the current listing standards of NASDAQ. The Board has also determined that John W. Everets qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Board of Directors adopted a revised written charter for the Audit Committee on February 4, 2004.  A copy of the Audit Committee’s charter is available on the Company’s website at www.easterncompany.com.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles. Within this framework, the Audit Committee has reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K with the independent registered public accounting firm and management. In connection therewith, the Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and other related matters as required to be discussed under generally accepted auditing standards.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board and the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee meets with and without management present and held five meetings during fiscal year 2011.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee has recommended and the Board of Directors has approved, subject to shareholder ratification, the selection of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Audit Committee:

John W. Everets, Chairman
Charles W. Henry
David C. Robinson
Donald S. Tuttle III

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS

The following table sets forth information, as of February 22, 2012 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Shares, (b) each current director of the Company, (c) each of the Named Officers (as hereinafter defined) and (d) all directors and executive officers of the Company as a group:

Shareholder	Amount and nature of beneficial ownership (a)	Percent of class (b)
NSB Advisors LLC (c) 200 Westage Business Center Drive , Suite 228 Fishkill, NY 12524	2,844,018	45.8%
Dimensional Fund Advisors LP (d) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	313,251	5.0%
John W. Everets	57,387	0.9%
Charles W. Henry	61,696	1.0%
Leonard F. Leganza	127,110	2.0%
David C. Robinson	86,279	1.4%
John L. Sullivan III (e)	36,145	0.6%
Donald S. Tuttle III (f)	81,632	1.3%
All directors and executive officers as a group (6 persons)(g)	450,249	7.2%

(a)
The Securities and Exchange Commission has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and (ii) the person indicated has sole voting and investment power.

Amounts shown include the number of Common Shares (if any) subject to outstanding options under the Company’s stock option plans that are exercisable within 60 days.

Reported shareholdings include, in certain cases, shares owned by or in trust for a director or nominee, and in which all beneficial interest has been disclaimed by the director or the nominee.

(b)
The percentages shown for the directors and executive officers are calculated on the basis that outstanding shares include Common Shares (if any) subject to outstanding options under the Company’s stock option plans that are exercisable by the directors and officers within 60 days.

(c)
Reported shareholdings per a Schedule 13G/A filed with the SEC on February 14, 2012. NSB Advisors LLC is a registered investment advisor. Although NSB Advisors LLC has sole dispositive power of the 2,844,018 shares, it does not have or share voting power over the shares.

(d)
Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 313,251 Common Shares per a Schedule 13G filed as of February 10, 2012. Although Dimensional has voting and dispositive power over such shares, the shares are owned by its clients, and it disclaims beneficial ownership of the shares.

(e)	Mr. Sullivan is a Named Executive Officer of the Company. See “Executive Compensation – Summary Compensation Table” for information regarding Mr. Sullivan’s age and business experience.

(f)	Mr. Tuttle’s shareholdings include 28,825 Common Shares of which he has indirect beneficial ownership.

(g)	Unless otherwise indicated, Directors and Named Executive Officers have sole voting and investment power as to 450,249 shares (7.2% of the outstanding stock).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with NASDAQ. Directors, officers and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of copies of such reports filed with the SEC since January 2011, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that all persons subject to the reporting requirements of Section 16(a) have filed the required reports on a timely basis, with the exception that one report was filed late by Charles W. Henry. This report related to a sale of Company shares, and was inadvertently filed late due to a change of brokerage firms. The report was filed promptly upon discovery of the failure.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors of the Company is currently composed of five members, four of whom are independent as defined in the listing standards of NASDAQ. The fifth director, the principal executive officer, is both Chairman and Chief Executive Officer. For seventeen years prior to becoming principal executive officer in 1997, the Chairman served as an independent director and chairman of the Company’s Executive Committee and Audit Committee.

The current structure of the Board allows it to perform its duties effectively and efficiently considering the relatively small size of the Company. All directors are members of all committees, except that the principal executive officer is not a member of the audit or compensation committees, and one director is not a member of the executive committee. Each director is chairman of a committee related to his expertise. Due to the small size of the Board, the Board does not have a lead independent director.

Because of the Company’s diversified manufacturing and marketing activities, risk oversight responsibilities are focused generally on the Board’s overall assessment of broad and general business and economic conditions in the market sectors in which the Company operates. With Board oversight, extensive Sarbanes-Oxley compliance testing of internal controls substantiates the credibility of the Company’s financial reporting and operating controls.

The Board is provided with detailed and timely financial and operating communications, including the nature of significant capital projects as well as other important business matters indicating business trends and economic projections that might affect the Company’s businesses.

The subject of Board “diversity” has not been approached in any formal manner. The Board currently does not have any policy focused on diversity. Should circumstances change and the number of persons on the Board be expanded, diversity would be considered.

Directors were selected to serve based on their individual professional and business background and skills as they might relate especially to activities beyond the “core” businesses of the Company. Those skills include Finance, Legal, Employee Benefits and Governance matters.

The Board of Directors of the Company is committed to sound corporate governance practices. The Board of Directors believes that its corporate governance practices enhance the Company’s ability to achieve its goals and to govern the Company with the highest standards of integrity.

The Company’s Board of Directors has three standing committees:  an Executive Committee, an Audit Committee and a Compensation Committee. During 2011, the Board of Directors had six (6) meetings. During 2011, each Director attended 100 percent of those meetings and the meetings of committees on which he served.

Executive Committee. The Executive Committee, acting with the full authority of the Board of Directors, approves minutes, monthly operating reports, capital expenditures, banking matters, and other issues requiring immediate attention. During 2011, the Executive Committee held no meetings.

Audit Committee. The Audit Committee advises the Board of Directors and provides oversight on matters relating to the Company’s financial reporting process, accounting functions and internal controls, and the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent registered public accounting firm. The Audit Committee also provides oversight with respect to the legal compliance and ethics programs established by management and the Board of Directors. The Company’s Code of Business Conduct and Ethics, as adopted by the Board of Directors on February 4, 2004, is available on the Company’s website at www.easterncompany.com. During 2011, the Audit Committee held five (5) meetings.

Compensation Committee. The Compensation Committee is responsible for establishing basic management compensation, incentive plan goals, and all related matters, as well as determining stock option grants to employees. The Board of Directors adopted the Company’s Compensation Committee Charter on December 13, 2006, and it is available on the Company’s website at www.easterncompany.com. During 2011, the Compensation Committee held three (3) meetings.

The Company does not have a standing nominating committee. Rather, due to the small size of the Company’s Board of Directors, the independent members of the Board of Directors consider director nominees. As defined by the rules and regulations of NASDAQ, the independent members of the Board of Directors of the Company include all of the members of the Board of Directors other than the chairman, president and chief executive officer of the Company. These independent directors select and nominate individuals for election to the Board of Directors. A copy of the charter describing the nominations process for directors is available on the Company’s website at www.easterncompany.com.

Each member of the Board of Directors must have the ability to apply good business judgment and must be able to exercise his or her duties of loyalty and care. Candidates for the position of director must exhibit proven leadership capabilities and high integrity, exercise high level responsibilities within their chosen careers, and have an ability to quickly grasp complex principles of business and finance. In general, candidates will be preferred to the extent they hold an established executive level position in business, finance, law, education, research, government or civic activities. When current members of the Board of Directors are considered for nomination for reelection, their prior contributions to the Board of Directors, their performance and their meeting attendance records are taken into account.

The independent members of the Board of Directors will consider director nominees who are identified either by the directors, by the shareholders, or through some other source. The independent members of the Board of Directors may also utilize the services of a third party search firm to assist them in the identification or evaluation of director candidates, as they deem necessary or appropriate.

Shareholders wishing to submit the names of qualified candidates for possible nomination to the Board of Directors may make such a submission by sending to the Board of Directors (in care of the Secretary of the Company) the information described in the Company’s Bylaws. This information generally must be submitted not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting.

The independent members of the Board of Directors will make a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, the individual’s willingness to serve as a director, and other background information. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the independent members of the Board of Directors will determine which nominee(s) they will recommend for election to the Board of Directors. The independent members of the Board of Directors use the same process for evaluating all nominees, regardless of the original source of the nomination.

DIRECTOR COMPENSATION IN FISCAL 2011

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($) (3)	Total ($)
John W. Everets	$24,600					$762	$25,362
Charles W. Henry	24,582					396	24,978
David C. Robinson	24,600					762	25,362
Donald S. Tuttle III	24,600					396	24,996

(1)	This table discloses 2011 director compensation. All non-employee directors who served as a director in 2011 received compensation.

(2)
In 2011, The Eastern Company paid non-employee directors an annual rate of $24,600, which was paid in Common Shares of the Company or cash, in accordance with the Directors Fee Program adopted by the shareholders on March 26, 1997 and amended on January 5, 2004. The amounts listed could include adjustments for fractional shares from previous periods. The directors make an annual election, within a reasonable time before their first quarterly payment, to receive their fees in the form of cash, stock or a combination thereof. The election remains in force for one year. Mr. Henry elected to receive all of his director compensation in stock.

(3)	All non-employee directors are provided a $50,000 life insurance benefit.

POLICIES AND PROCEDURES CONCERNING RELATED PERSONS TRANSACTIONS

Our Code of Business Conduct and Ethics prohibits all conflicts of interest between the Company and any of its directors, officers and employees, except under guidelines approved by the Board of Directors or committees of the Board of Directors. A conflict of interest exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. Employees are encouraged to report any conflicts of interest, or potential conflicts of interest, to their supervisors or superiors. However, if they do not believe it appropriate or if they are not comfortable approaching their supervisors or superiors about their concerns or complaints, then they may contact either the chairman of the Audit Committee of the Board of Directors or Company counsel. The Code of Business Conduct and Ethics is available for review at our website at www.easterncompany.com.

To identify related party transactions, each year the Company requires our directors and executive officers to complete a questionnaire that identifies any transaction with the Company or any of its subsidiaries in which the director or executive officer or their family members have an interest. If any related party transactions are reported, the Board of Directors reviews them to determine if the potential for a prohibited conflict of interest exists. Prior to its review, the Board of Directors will require full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. Each year, our directors and executive officers also review our Code of Business Conduct and Ethics.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

The Compensation Committee of the Board of Directors is established pursuant to a resolution adopted by the Board of Directors. The Committee recommends to the Board of Directors policies and processes for the regular and orderly review of the performance and compensation of the Company’s senior executive management personnel, including the Chairman, President and Chief Executive Officer. The Committee regularly reviews, administers, and when necessary recommends changes to the Company’s stock incentive and performance-based compensation plans. The Compensation Committee has adopted a charter and it is available on the Company’s website at www.easterncompany.com.

The Committee is comprised of members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed annually by the Board of Directors. Messrs. David C. Robinson, Donald S. Tuttle III, John W. Everets, and Charles W. Henry were the members of the Compensation Committee during fiscal 2011. Mr. Robinson is the Chairman of the Committee. The Compensation Committee held three meetings during the year ended December 31, 2011. Neither the Compensation Committee nor management engaged any compensation consultant during fiscal 2011.

This report by the Compensation Committee will focus on:

•	The guiding principles and objectives underlying the Company’s compensation program, including what performance the program is designed to reward; and

•
A description of each of the components of the compensation program, including an explanation of why these elements have been selected as the preferred means to achieve the compensation program’s objectives, and how the amount of each element of compensation is determined.

Principles and Objectives of the Compensation Program

The Company’s compensation programs and policy are designed to attract, motivate, retain and reward highly qualified executives and employees, and to reinforce the relationship between individual performance and business results in a manner that aligns the interests of executives and shareholders.

At our 2011 Annual Meeting, the shareholders were asked to vote on two non-binding resolutions relating to the compensation of the Company’s named executive officers. The first advisory vote requested the shareholders to approve the compensation of the Company’s named executive officers, and the resolution was adopted by the shareholders. The Compensation Committee has considered the results of this advisory vote, and has deemed it to indicate the shareholders’ approval of the Company’s compensation package, which is designed to be competitive and to encourage executive retention. The second advisory vote requested the shareholders to determine the frequency with which the compensation of the named executive officers would be presented for a shareholders vote. The shareholders elected to have such a vote every three years. Based on the shareholders’ vote, the Board of Directors has adopted a policy which provides that an advisory vote on the compensation of the named executive officers will be held every three years.

The following principles guide the Company’s compensation practices as applied to all executives.

Compensation levels should be sufficiently competitive to attract and retain highly qualified executives and employees.

The Company endeavors to pay compensation at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations, in order to enable it to attract and retain the talent needed to achieve its business objectives. The Compensation Committee has used various sources to evaluate the competitiveness and overall structure of executive compensation and non-employee director compensation.

Compensation should be related to performance and should reinforce cooperation and a team-based approach to achieving business success.

The Company believes that a significant portion of executive compensation should take the form of annual incentives that generally reflect the results of operations achieved by the Company and its subsidiaries. Under this policy, executives typically receive annual incentives. The Company believes that its policy of paying annual incentives based on individual and overall results of operations supports an integrated business model and a team-based approach.

Compensation should reflect position and responsibility, and compensation for named executive officers should be more heavily weighted toward incentive pay.

Total compensation should generally increase with position and responsibility. Employees in named executive officer positions have greater roles and responsibilities associated with achieving the Company’s performance goals, and therefore should have a greater portion of their compensation tied to the achievement of those goals. Accordingly, a greater percentage of compensation for more senior positions, particularly those with the greatest responsibility for driving achievement of performance targets, is paid in the form of short- and long-term incentive pay.

Incentive compensation should be flexible and responsive to the Company’s business environment, and should strike a balance between short-term and long-term performance.

The Company’s incentive compensation program is balanced between short- and long-term incentive compensation. Short-term incentive compensation — annual cash incentives — are awarded based on business units and other performance criteria. This design achieves our objective of offering superior pay for superior performance. Long-term incentive compensation is an important component of the Company’s total compensation for executives. The Company’s long-term incentive compensation program has granted stock options and restricted stock awards at appropriate times and in appropriate amounts to serve as a long-term performance incentive. The Committee believes that the Company’s stock incentive program provides executives with the opportunity to increase their ownership in the Company, thereby more closely aligning the best interest of the shareholders and the executives.

Components of the Compensation Program

Base salary

Base salaries are set after referencing market data for similar positions from the Towers Watson Data Services survey report on Top Management Compensation in the manufacturing sector.

The compensation of the Company’s Chairman, President and Chief Executive Officer, Leonard F. Leganza, is determined pursuant to the terms and conditions of an employment agreement between Mr. Leganza and the Company, entered into effective February 22, 2005 and as subsequently amended. Pursuant to the terms of the employment agreement, Mr. Leganza is entitled to receive base compensation at a rate determined by the Board of Directors. Mr. Leganza received an annual base salary of $575,000 for the fiscal year ended December 31, 2011. Mr. Leganza’s annual base salary will remain at the 2011 level of $575,000 for fiscal year 2012.

The compensation of named executive officer, John L. Sullivan III, Vice President and Chief Financial Officer, is determined annually by the Compensation Committee and approved by the Board of Directors. Mr. Sullivan’s base salary was $260,000 for the fiscal year ended December 31, 2011. Effective January 1, 2012, Mr. Sullivan received an increase in his rate of base pay to $275,000.

Both Mr. Leganza and Mr. Sullivan’s total cash compensation levels are within the median percentile levels as compared to manufacturing companies of similar size in the New England region of the United States as reported in the Towers Watson Data Services survey.

Short-Term Incentives — Annual Cash Incentives

The named executive officers are eligible to receive incentive compensation based on the combined performance of the Company’s nine (9) business units with respect to two specific financial goals for each business unit as related to their annual operating plans. 75% of the incentive compensation is determined by the combined business units’ operating earnings performance, and 25% on working capital efficiency. All incentive payments are subject to approval by the Compensation Committee.

During 2011, if the combined business units achieved the earnings plan, a target award of 33% of base salary would be earned. A threshold payment of 10% of the target award would be made if the combined business units achieved 84% of the plan, and a maximum payment of 100% of the target award would be made if the combined business units achieved at least 153% of the plan.

If the combined business units achieved a working capital to sales ratio of 27% or less, a target award of up to 10% of base salary could be earned. A threshold payment of 10% of the target award would be made if the combined business units’ working capital ratio was 27%, and a maximum payment of 100% of the target award would be made if the combined business units’ working capital to sales ratio was 20%.

Retirement and Other Post-Termination Plans

401(k) Plan

The Company maintains a savings and investment plan (the “SIP Plan”) for eligible employees, including executive officers. An eligible employee who is participating in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by a percentage of his or her compensation (as elected by the participant) and to contribute that amount to the SIP Plan. The amount of the contribution could not exceed $16,500 for calendar year 2011, plus an additional $5,500 catch-up contribution for those participants age 50 and older. If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee. For 2011 the matching contribution equaled 50% of that portion of an employee’s salary reduction contribution which did not exceed 4% of his or her earnings. Earnings in excess of $245,000 for calendar year 2011 cannot be taken into account. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, and the earnings thereon, with full vesting after completing five years of service or upon reaching age 65. Employees who are participating in the SIP Plan may direct that their account balances be invested in one or more investment options offered under the plan.

Retirement Benefits

The Company maintains a pension plan for salaried employees. Under the plan, the amount of a member’s annual normal retirement benefit is equal to one percent (1%) of total annual compensation applicable to each year of service and the sum of one-half of one percent (0.5%) of average annual compensation plus one-half of one percent (0.5%) of average annual compensation in excess of $10,000, multiplied by years of service not in excess of thirty (30). Average annual compensation means the average of the member’s annual compensation for the five (5) consecutive calendar years prior to retirement which result in the highest average. Earnings in excess of $245,000 for calendar year 2011 cannot be taken into account.

An employee reaches his or her normal retirement date and can begin benefits without reduction upon reaching age 65 (or, if later, the earlier of the attainment of age 70 or the completion of five years of participation in the plan). An employee reaches his or her early retirement date when he or she reaches age 55 after completing 20 years of service. An employee who is eligible for early retirement can elect to begin to receive his or her benefits on an actuarially reduced basis. In addition, if an employee’s age and years of service equal at least 90, the employee can elect to begin to receive his or her benefits with a smaller reduction for early commencement than is otherwise applicable for early retirement.

Supplemental Benefit Plans

The Company has adopted an unfunded supplemental employee retirement plan (the “SERP”) for the benefit of Mr. Leganza. Under the terms of the SERP, Mr. Leganza will receive a monthly retirement benefit equal to the excess of: (a) the benefit he would be entitled to receive under the Company’s qualified pension plan, based on the assumption that Mr. Leganza was fully vested under the plan and without regard to the limitations on benefits imposed by the Internal Revenue Code; over (b) the benefit which he is actually entitled to receive under the Company’s qualified pension plan, subject to the plan’s vesting schedule and the limitations on benefits imposed by the Internal Revenue Code. The monthly retirement benefit under the SERP will begin on the first day of the month that is six months after the date of Mr. Leganza’s termination of employment. The benefit will be paid as an annuity over Mr. Leganza’s life, with 60 monthly payments guaranteed. However, if Mr. Leganza is married at the time benefits start, his benefits will be actuarially adjusted and will be paid over his life with the provision that, at the time of his death, 50% of the amount payable to him during his lifetime will be paid to his surviving spouse for the remainder of her lifetime. The SERP also provides for the payment of benefits in the event of Mr. Leganza’s death or disability while employed.

Employment Agreement

The Company entered into an Employment Agreement (the “Agreement”) with Leonard F. Leganza on February 22, 2005. The Eastern Company Compensation Committee executed amendments to the Agreement dated October 24, 2007, December 12, 2007, October 22, 2008, October 21, 2009, October 27, 2010 and July 27, 2011. Under the terms of the Agreement, as amended, Mr. Leganza will serve as the Chairman of the Board of Directors, the President and the Chief Executive Officer of the Company.

The term of the Agreement, as amended, will expire on December 31, 2012. However, the Company may renew the term of the Agreement for one or more additional one-year periods by giving thirty days notice prior to the end of the term or any renewal period.

During the term of the Agreement, Mr. Leganza is entitled to receive base compensation at a rate determined by the Board of Directors, and is also eligible to participate in the Company’s incentive plans.

Mr. Leganza is entitled to receive deferred compensation equal to $100,000 per year (unless the Company terminates Mr. Leganza for cause). The deferred compensation is payable in monthly installments which began on December 1, 2008, and will continue for a period of sixty (60) months. If Mr. Leganza dies prior to receiving sixty (60) monthly payments, the monthly payments will be paid to his beneficiary for the remainder of the sixty (60) month period or until the death of the beneficiary (if earlier).

If Mr. Leganza’s employment terminates (for any reason other than for cause), Mr. Leganza and his spouse will continue to be entitled to participate in the Company’s group medical insurance plan.

Pension Benefits Table

The following table provides certain information regarding the present value of accumulated benefits under the Company’s qualified and nonqualified defined benefit pension plans:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Leonard F. Leganza	Salaried Employees Retirement Plan of The Eastern Company	14	$485,601
	Supplemental Retirement Plan for the Chief Executive Officer of The Eastern Company	14	$843,350
	Deferred compensation under Employment Agreement between the Company and Mr. Leganza dated February 22, 2005, as amended		$183,215 (2)	$100,000
John L. Sullivan III	Salaried Employees Retirement Plan of The Eastern Company (3)	35	$927,625

(1)	Present value is determined by reference to the RP09 mortality table and an interest rate of 4.55%.

(2)	This benefit represents the present value of deferred compensation of $100,000 per year payable for five years which commenced on December 1, 2008.

(3)	Under the defined benefit plan, Mr. Sullivan is eligible for early retirement.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this proxy statement and, through incorporation by reference from this proxy statement, in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Committee:

            John W. Everets
            Charles W. Henry
            David C. Robinson, Chairman
Donald S. Tuttle III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2011 fiscal year, no member of the Compensation Committee was, or had previously been, an officer or employee of the Company or its subsidiaries or had any direct or indirect material interest in a transaction with the Company or in a business relationship with the Company that would require disclosure under the applicable rules of the Securities and Exchange Commission. In addition, no interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full Board of Directors) or an executive officer of any other entity, on the other hand.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information relates to annual and long-term compensation for services to the Company in all capacities for the fiscal year ended December 31, 2011 of those persons who, at December 31, 2011 were (i) the Chairman of the Board, President and Chief Executive Officer; and (ii) the Vice President and Chief Financial Officer (collectively, the “Named Officers”).

Name and Principal Position as of December 31, 2011	Year	Salary ($)	Bonus (1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in pension value and non- qualified deferred compensation earnings (2) ($)	All Other Compen- sation (3) ($)	Total ($)
Leonard F. Leganza, 81 Chairman of the Board, President and CEO (4)	2011 2010 2009	$575,000 550,000 550,000	$175,233 257,379 -				$ 53,741 (6,248) 16,531	$ 30,213 28,763 27,350	$834,187 829,894 593,881
John L. Sullivan III, 59 Vice President and CFO (5)	2011 2010 2009	260,000 250,000 250,000	100,000 116,990 30,000				173,434 78,090 98,913	30,142 29,811 30,490	563,575 474,891 409,403

(1)
Amounts shown were earned in the applicable year and paid in the subsequent year. Mr. Leganza earned a bonus for 2011 in the amount of $175,233. Mr. Sullivan earned a bonus for 2011 in the amount of $100,000.

(2)
The amount shown reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, during each fiscal year. For Mr. Leganza, accruals under the qualified defined benefit plan equaled $33,720 for 2011, $28,892 for 2010 and $52,369 for 2009, and under the SERP equaled $106,301 for 2011, $44,644 for 2010 and $31,113 for 2009. The change in the present value of the deferred compensation for Mr. Leganza equaled ($86,280) for 2011, ($79,784) for 2010 and ($66,951) for 2009. For Mr. Sullivan, accruals under the qualified defined benefit pension plan equaled $173,434 for 2011, $78,090 for 2010 and $98,913 for 2009.

(3)
All Other Compensation includes Company 401(k) matching contributions, the cost of the use of a company-owned vehicle, company paid term life insurance premiums, life insurance under the Company’s defined benefit plan and the value of group term life insurance in excess of $50,000. Matching contributions for Mr. Leganza equal $4,900 for 2011, 2010 and 2009; and for Mr. Sullivan equal $4,900 for 2011, 2010 and 2009. The cost of the use of a company-owned vehicle for Mr. Leganza equals $8,750 for 2011, $8,729 for 2010 and $8,250 for 2009; and for Mr. Sullivan equals $8,250 for 2011, 2010 and 2009. Term life insurance premiums for Mr. Leganza equal $2,352 for 2011 and $2,256 for 2010 and 2009, and for Mr. Sullivan equal $2,220 for 2011 and $2,136 for 2010 and 2009. The value of group term life insurance in excess of $50,000 for Mr. Leganza equals $6,118 for 2011 and $5,809 for 2010 and 2009; and for Mr. Sullivan equals $1,187 for 2011 and $1,135 for 2010 and 2009. Life insurance under the Company’s defined benefit plan for Mr. Leganza equals $8,093 for 2011, $7,069 for 2010 and $6,135 for 2009; and for Mr. Sullivan equals $13,585 for 2011, $13,390 for 2010 and $14,069 for 2009.

(4)	Mr. Leganza was appointed the Chairman of the Board on December 13, 2006 and became President and CEO on April 23, 1997.

(5)	Mr. Sullivan was appointed Chief Financial Officer on December 13, 2006. Prior to that, he was the Vice President, Treasurer and Secretary of the Company.

STOCK OPTIONS

On April 26, 1995, the shareholders approved The Eastern Company 1995 Executive Stock Incentive Plan (the “1995 Plan”), which by its terms expired on February 8, 2005. No additional options or shares of restricted stock may be granted under the 1995 Plan. However, options previously granted remain exercisable in accordance with their terms.

On April 25, 2001, the shareholders approved The Eastern Company 2000 Executive Stock Incentive Plan (the “2000 Plan”), which by its terms expired on July 19, 2010. No additional options or shares of restricted stock may be granted under the 2000 Plan. However, options previously granted remain exercisable in accordance with their terms.

On April 28, 2010, the shareholders approved The Eastern Company 2010 Executive Stock Incentive Plan (the “2010 Plan”), which by its terms will expire either on February 9, 2020 or upon any earlier termination date established by the Board of Directors. The 2010 Plan authorizes the grant of incentive stock options and non-qualified stock options to purchase Common Shares and the grant of shares of restricted stock. The Compensation Committee of the Company’s Board of Directors will determine the restrictions which will apply to shares of restricted stock granted under the 2010 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 2010 Plan also provides for the grant of nonqualified stock options to non-employee directors of the Company. The total amount of Common Shares which may be issued under awards granted under the 2010 Plan shall not exceed in the aggregate 500,000 shares.

The purchase price of the shares subject to each incentive stock option granted under the 1995, 2000 and 2010 Plans may not be less than the fair market value of the shares on the date of grant. The purchase price of shares subject to non-qualified stock options granted under the 1995, 2000 and 2010 Plans, and the price (if any) which must be paid to acquire a share of restricted stock granted under the 1995, 2000 and 2010 Plans, is set by the Compensation Committee of the Company’s Board of Directors. All non-qualified stock options granted to date have required a purchase price equal to 100% of the fair market value of the Common Shares on the date of the grant.

Incentive stock options generally may not be granted under the 2010 Plan to any employee who owns more than ten percent (10%) of the Company’s voting stock at the time of such grant. Incentive stock options must be exercised within ten years. Non-qualified stock options must be exercised within the period set forth in the plan or, if the plan permits, within the period established by the Compensation Committee. Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director, except in the case of death or disability, in which event the option may be exercised within one year after death or disability. Under the 1995, 2000 and 2010 Plans, the three month period is also extended to one year for an optionee who terminates employment or terminates service as a director at or after reaching age sixty-five (65).

Option/SAR and Long-term Incentive Plan. There were no grants of stock options, stock appreciation rights or long-term incentive awards to any Named Executive Officers during the year ended December 31, 2011. The following relates to outstanding stock options exercised by Named Executive Officers during the fiscal year ended December 31, 2011.

OPTIONS EXERCISED IN FISCAL 2011

The following table summarizes the option awards exercised during 2011 for each of the Named Executive Officers.

		Option Awards
Name	Date of Exercise	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
John L. Sullivan III	January 3, 2011	4,000	33,000
	April 25, 2011	4,000	40,480

(1)	Represents the difference between the exercise price and the fair market value of the Company’s Common Stock on the date of exercise.

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

There currently are no outstanding option awards held by any of the Named Executive Officers.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Employment Agreement between the Company and Mr. Leganza dated February 22, 2005, as amended on October 24, 2007, December 12, 2007, October 22, 2008, October 21, 2009, October 27, 2010 and July 27, 2011 (the “Agreement”) provides certain change in control benefits.

If a change in control of the Company (as defined in the Agreement) occurs, Mr. Leganza will receive a lump sum severance payment equal to 2.99 times his average adjusted compensation (as defined in the Agreement). However, this amount will be reduced to the extent necessary to avoid the applicability of Section 280G of the Internal Revenue Code. Following a change in control, Mr. Leganza will be entitled to receive the change in control benefit, the deferred compensation, and the medical benefits, whether or not his termination of employment is for cause.

Pursuant to the terms of the Agreement, Mr. Leganza has entered into certain noncompetition, nonsolicitation and nondisclosure covenants with the Company.

The Agreement supersedes the terms of the prior severance agreement between the Company and Mr. Leganza dated February 21, 2001.

Should an unfriendly change in control of the Company take place, John L. Sullivan III is guaranteed to receive a lump sum payment equal to one full year of his annual base salary.

The following table provides certain information regarding the benefits payable under the change in control agreements, based on compensation received for the fiscal year ending December 31, 2011:

		Absent a change in control		Following a change in control
		Termination For Cause	Termination Without Cause	Termination For Cause	Termination Without Cause
Leonard F. Leganza	Medical continuation	$0	$ 11,217	$ 11,217	$ 11,217
	Deferred compensation	0	183,215	183,215	183,215
	Lump sum severance	0	0	2,116,442	2,116,442
	Total	0	194,432	2,310,874	2,310,874
John L. Sullivan III	Lump sum severance (1)	0	0	0	260,000
	Total	0	0	0	260,000

(1)           Mr. Sullivan’s lump sum severance benefit is payable only if an unfriendly change in control occurs.

RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

Management and the Compensation Committee of the Board of Directors have reviewed the existing incentive compensation programs in which executives who are not Named Executive Officers participate, in order to establish that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Incentive compensation programs exist at the Corporate Office and at the Company divisions, and no particular division carries a significant portion of the Company’s overall risk profile. Stock incentive awards are also available under the Company’s 2010 Executive Stock Incentive Plan. These awards are determined based upon guidelines set by the Chief Executive Officer and are reviewed and approved by the Compensation Committee of the Board of Directors. The cash incentive compensation program for Corporate executives is subject to performance parameters and dollar limitations approved by the Compensation Committee of the Board of Directors. Cash incentive programs at the Company divisions are based upon attainment of specific financial performance goals which are developed on a basis consistent with the division’s financial goals. These programs are approved by the Chief Executive Officer. In conclusion, management has determined that the existing incentive programs applicable to Non-Named Executive Officers do not create risks that are reasonably likely to have a material adverse effect on the Company.

SHAREHOLDER RETURN PERFORMANCE INFORMATION

The U.S. Securities and Exchange Commission requires that the Company include in its Annual Report on Form 10-K the line graph presented below. The Company is also including the graph in this proxy statement for the Company’s shareholders’ ease of reference.

The following graph sets forth the Company’s cumulative total shareholder return based upon an initial $100 investment made on December 31, 2006 (i.e., stock appreciation plus dividends during the past five fiscal years) compared to the Wilshire 5000 Index and the S&P Industrial Machinery Index.

The Company manufactures and markets a broad range of locks, latches, fasteners and other security hardware that meets the diverse security and safety needs of industrial and commercial customers. Consequently, while the S&P Industrial Machinery Index being used for comparison is the standard index most closely related to the Company, it does not completely represent the Company’s products or market applications. The Wilshire 5000 is a market index made up of 5,000 publicly-traded companies, including those having both large and small capitalization.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2006 with dividends reinvested
$250
$200
$150
$100
$50
$0
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
The Eastern Company
Wilshire 5000
S&P Industrial Machinery

	Dec. 06	Dec. 07	Dec. 08	Dec. 09	Dec. 10	Dec. 11
The Eastern Company	$100	$ 96	$46	$ 74	$101	$116
Wilshire 5000	$100	$106	$66	$ 85	$100	$101
S&P Industrial Machinery	$100	$121	$73	$102	$138	$125

Copyright© 2012 Standard & Poor's, a division of The McGraw-Hill Companies Inc. All rights reserved. (www.researchdatagroup.com/S&P.htm)

ADDITIONAL INFORMATION

Any shareholder who intends to present a proposal at the 2013 Annual Meeting of shareholders and desires that it be included in the Company’s proxy material must submit to the Company a copy of the proposal on or before November 16, 2012. Any shareholder who intends to present a proposal at the 2013 Annual Meeting but does not wish that the proposal be included in the Company’s proxy material must provide notice of the proposal to the Company, in accordance with the terms of the Company’s by-laws, no earlier than January 25, 2013 and no later than February 24, 2013.

It is the Company’s policy to have the members of the Board of Directors attend the Annual Meeting, to the extent feasible. All of the members of the Board of Directors attended the 2011 Annual Meeting.

If any shareholder wishes to send communications to the Board of Directors or to any member of the Board of Directors, he or she may do so by sending such communications to the Board of Directors or to the individual director in care of The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770. All such communications will be delivered to the Board of Directors or to the individual director in strict confidence.

FORM 10-K ANNUAL REPORT

A copy of the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2011 will be furnished without exhibits to shareholders upon written request. Exhibits to the Form 10-K will be provided if so indicated. Direct all inquiries to Investor Relations, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770-0460. Form 10-K is also available on the Company’s website at www.easterncompany.com.

OTHER BUSINESS

Under Connecticut law, no business other than the general purpose or purposes stated in the notice of meeting may be transacted at an annual meeting of shareholders. If any matter within the general purposes stated in the notice of meeting but not specifically discussed herein comes before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote upon such matter in accordance with their best judgment.

This proxy statement and the above notice are sent by order of the Board of Directors.

Theresa P. Dews
 Secretary

March 16, 2012

THE EASTERN COMPANY
112 BRIDGE STREET
NAUGATUCK, CT 06770-0460

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]             KEEP THIS PORTION FOR YOUR RECORDS
__________________________________________________________________________________________________________________________

                       DETACH AND RETURN THIS PORTION ONLY

                                                                                  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

          For       Withhold        For All                           To withhold authority to vote for any
         All             All           Except                           individual nominee(s), mark “For All
                                                  Except” and write the number(s) of the
Election of Directors FOR a 3-year term:                                                           nominee(s) on the line below.
          [ ]               [ ]                          [ ]

1. Election of Directors
Nominees

01 D.C. Robinson 02 D.S. Tuttle III

The Board of Directors recommends you vote FOR the following proposal:            For     Against      Abstain

2. Ratify the appointment of the independent registered public accounting firm                       [ ]                [ ]                [ ]
    (Fiondella, Milone & LaSaracina LLP).

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Note: A vote to withhold authority to vote for any nominee(s) is treated as a vote against the nominee(s).

For address change/comments, mark here.[ ]
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

____________________________________       _________________________________
Signature [PLEASE SIGN WITHIN BOX] Date      Signature (Joint Owners) Date

1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10K is/are available at www.proxyvote.com.

THE EASTERN COMPANY
112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigning hereby appoints John W. Everets and Charles W. Henry or any one or more of them, true and lawful attorneys and agents, with the power of substitution for the undersigned in his name, place and stead, to vote at the Annual Meeting of Shareholders of The Eastern Company on April 25, 2012 and any adornments thereof, all shares of common stock of said Company which the undersigned would be entitled to vote, if then personally present, as specified on the reverse side of this card on proposals 1 and 2 and in their discretion on all other matters coming before the meeting.

This proxy will be voted as directed by the shareholder but if no choice is specified, it will be voted FOR proposals 1 and 2.

Address change/comments:

_________________________________________________________________________________
_________________________________________________________________________________
_________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

2